Exhibit 99.1

Acquired Properties

Statements of Revenues and Direct Operating Expenses

For the Years Ended December 31, 2015 and 2014 and

For the Three Months Ended March 31, 2016 and 2015

Independent Auditor’s Report

To the Partners of

BSM Energy LP and Affiliates

Midland, Texas

We have audited the accompanying combined statements of revenues and direct operating expenses of the properties purchased by Callon Petroleum Operating Company from BSM Energy LP, Crux Energy LP and Zaniah Energy, LP, subject to the Purchase and Sale Agreement dated April 19, 2016 (the “Properties”) for the years ended December 31, 2015 and 2014, and the related notes (the “Financial Statements”).

Management’s Responsibility for the Statements

Management is responsible for the preparation and fair presentation of the Financial Statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Financial Statements that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Financial Statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the Financial Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Financial Statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Financial Statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Financial Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Financial Statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Properties for the years ended December 31, 2015 and 2014, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 1 to the Financial Statements, which describes that the accompanying Financial Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Properties’ revenues and expenses. Our opinion is not modified with respect to this matter.

Other Matter

We were not engaged to audit or review the combined schedules of revenues and direct operating expenses of the Properties for the three month periods ended March 31, 2016 and 2015, and the related notes (the “interim financial information”) also included in this filing document and, therefore, we do not express an opinion or provide any level of assurance on such interim financial information.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

July 19, 2016

Acquired Properties

Audited Statements of Revenues and Direct Operating Expenses

(in thousands)

	For the Years Ended December 31,
	2015	2014
Revenues	$19,447	$19,755
Direct operating expenses:
Lease operating expenses	4,304	4,097
Production taxes	842	986
Total direct operating expenses	5,146	5,083
Revenues in excess of direct operating expenses	$14,301	$14,672

See accompanying Notes to the Audited Statements of Revenues and Direct Operating Expenses.

Acquired Properties

Notes to the Audited Statements of Revenues and Direct Operating Expenses

(Unless otherwise indicated, dollar amounts included in the notes are presented in thousands)

NOTE  1 - Summary of Significant Accounting Policies

Basis of Presentation

On April 19, 2016, Callon Petroleum Company (the “Company”) entered into a definitive purchase and sale agreement (the “Agreement”) with BSM Energy LP, Crux Energy LP and Zaniah Energy, LP  (collectively, the “Sellers”) to acquire 17,298 gross (14,089 net) acres primarily located in Howard County, Texas, in the central portion of the Midland Basin (the “Acquired Properties”), for an aggregate purchase price of $220 million in cash and 9,333,333 shares of common stock for a total purchase price of approximately $329.6 million, subject to customary purchase price adjustments, with an effective date of May 1, 2016.  The acquisition closed on May 26, 2016.

The Acquired Properties were not accounted for as a separate subsidiary or division during the periods presented. Accordingly, complete financial statements under U.S. generally accepted accounting principles (“GAAP”) are not available or practicable to obtain for the Acquired Properties. The Statements of Revenues and Direct Operating Expenses are not intended to be a complete presentation of the results of operations of the Acquired Properties and may not be representative of future operations as they do not include general and administrative expenses, effects of derivative transactions, interest income or expense, depreciation, depletion and amortization, provision for income taxes and other income and expense items not directly associated with revenues from natural gas, natural gas liquids (“NGLs”) and crude oil. The accompanying Statements of Revenues and Direct Operating Expenses are presented in lieu of the full financial statements required under Rule 3-05 of Securities and Exchange Commission (the “SEC”) Regulation S-X.

Revenue Recognition and Natural Gas Balancing

Revenue is recognized under the entitlement method of accounting in the accompanying Statements of Revenues and Direct Operating Expenses. Under this method, revenue is deferred for deliveries in excess of the Acquired Properties’ net revenue interest, while revenue is accrued for the undelivered volumes. The revenue received from the sale of NGLs is included in natural gas sales. Revenues related to the sales of hydrocarbons totaled approximately $19.3 million and $19.3 million for the years ended December 31, 2015 and 2014, respectively. The Acquired Properties had no significant imbalances during the periods presented.

All intercompany accounts and transactions have been eliminated in the financial statements, including revenues and expenses for saltwater disposal services. Revenues related to saltwater disposal services rendered to third parties totaled approximately $0.1 million and $0.4 million for the years ended December 31, 2015 and 2014, respectively. Revenues of the Sellers attributable to saltwater disposal services rendered to the Company have been eliminated, along with the corresponding saltwater disposal expenses recognized by the Company.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and include amounts incurred to bring crude oil, natural gas, and natural gas liquids to the surface, gather, transport, field process, treat and store same, as well as costs associated with the operation of saltwater disposal wells.

Concentration of Credit Risk

Arrangements for oil and natural gas sales are evidenced by signed contracts with determinable market prices, and revenues are recorded when production is delivered. A significant majority of the purchasers of these products have investment grade credit rating and material credit losses have been rare.

The Acquired Properties had revenues from six purchasers, which accounted for approximately 100% and 98% of total oil and gas revenues for the years ended December 31, 2015 and 2014, respectively. This concentration of customers may impact the Acquired Properties’ overall business risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions. The Sellers believe this risk is mitigated by the size, reputation and nature of its purchasers. All of the Acquired Properties’ revenues are from oil and gas production in Texas. These concentrations may also impact the Acquired Properties by changes in the Texas region.

Use of Estimates

The preparation of the Statements of Revenues and Direct Operating Expenses in conformity with GAAP requires estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the respective reporting periods. Actual results may differ from estimates and assumptions used in the preparation of the Statements of Revenues and Direct Operating Expenses.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued accounting standards update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). The standard requires an entity to recognize revenue in a manner that depicts the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 will replace most of the existing revenue recognition requirements in GAAP when it becomes effective. In August 2015, the FASB issued ASU No. 2015-14, deferring the effective date of ASU 2014-09 by one year. As a result, the standard is effective for annual periods beginning on or after December 31, 2017, including interim periods within that reporting period. The Company is currently evaluating the method of adoption and impact this standard will have on its financial statements and related disclosures.

NOTE  2  -  Subsequent Events

No subsequent events have occurred subsequent to December 31, 2015, but before July 19, 2016, the date the Statements of Revenues and Direct Operating Expenses  were available to be issued, that require consideration as adjustments to or disclosure in the Statements of Revenues and Direct Operating Expenses.

NOTE 3 – Contingencies

The activities of the Acquired Properties’ working interest may become subject to potential claims and litigation in the normal course of operations. The Sellers do not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the Properties’ working interests.

NOTE 4  -  Supplemental Oil and Gas Information (Unaudited)

The following tables summarize the net ownership interest in the proved oil and gas reserves and the standardized measure of discounted future net cash flows related to the proved oil and gas reserves for the Acquired Properties. Natural gas volumes include natural gas liquids.

Proved reserves as of December 31, 2015 and 2014 were estimated by qualified petroleum engineers of the Company using historical data and other information from the records of the Sellers.

Numerous uncertainties are inherent in establishing quantities of proved reserves.  The following reserve data represents estimates only, and should not be deemed exact.  In addition, the standardized measure of discounted future net cash flows should not be construed as the current market value of the Company’s oil and natural gas properties or the cost that would be incurred to obtain equivalent reserves.

All information set forth herein relating to the proved reserves as of December 31, 2015 and 2014, including the estimated future net cash flows and present values, from those dates, is taken or derived from the records of the Sellers of the Acquired Properties. The estimates of reserves attributable to the Acquisition may include development plans for those properties which are different from those that the Company will ultimately implement. These estimates were based upon review of historical production data and other geological, economic, ownership, and engineering data provided related to the reserves. No reports on these reserves have been filed with any federal agency. In accordance with the SEC’s guidelines, estimates of proved reserves and the future net revenues from which present values are derived were based on an unweighted 12-month average of the first-day-of-the-month price for the period, held constant throughout the life of the Acquired Properties. Operating costs, development costs, and certain production-related taxes, which are based on current information and held constant, were deducted in arriving at estimated future net revenues.

The proved reserves of the Acquired Properties, all held within the United States, together with the changes therein are as follows:

	Changes in Reserve Quantities
	For the Years Ended December 31,
	2015	2014
Proved developed and undeveloped reserves:
Oil (MBbls):
Beginning of period	10,478	2,931
Revisions to previous estimates	5,792	(2,046)
Extensions and discoveries	9,810	9,828
Production	(458)	(235)
End of period	25,622	10,478
Natural Gas (MMcf):
Beginning of period	18,047	10,378
Revisions to previous estimates	7,287	(6,071)
Extensions and discoveries	15,326	14,572
Production	(854)	(832)
End of period	39,806	18,047

	Reserve Quantities
	For the Years Ended December 31,
	2015	2014
Proved developed:
Oil (MBbls)
Beginning of period	858	1,023
End of period	3,380	858
Natural gas (MMcf)
Beginning of period	4,401	3,835
End of period	8,064	4,401
MBOE:
Beginning of period	1,592	1,662
End of period	4,724	1,592
Proved undeveloped reserves:
Oil (MBbls)
Beginning of period	9,620	1,908
End of period	22,242	9,620
Natural gas (MMcf)
Beginning of period	13,646	6,543
End of period	31,742	13,646
MBOE:
Beginning of period	11,894	2,998
End of period	27,532	11,894

Future cash inflows are computed by applying a 12-month average commodity price adjusted for location and quality differentials for 2015 and 2014 to year-end quantities of proved reserves. Future development costs include future asset retirement costs. Future production costs do not include any general and administrative expenses. A discount factor of 10% was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement cost or fair value of the Acquired Properties.

The discounted future cash flow estimates do not include the effects of derivative instruments. The average price used per commodity follows:

	2015	2014
Average 12-month price, net of differentials, per Mcf of natural gas	$3.33	$5.71
Average 12-month price, net of differentials, per barrel of oil	$46.31	$86.33

Standardized measure of discounted future net cash flows relating to proved reserves was as follows (in thousands):

	Standardized Measure
	For the Years Ended December 31,
	2015	2014
Future cash inflows	$1,320,143	$1,008,356
Future costs -
Production	(355,048)	(210,864)
Development and net abandonment	(294,638)	(229,283)
Future net inflows before income taxes	670,457	568,209
Future income taxes	(54,703)	(47,347)
Future net cash flows	615,754	520,862
10% discount factor	(466,729)	(397,447)
Standardized measure of discounted future net cash flows	$149,025	$123,415

The principal changes in standardized measure of discounted future net cash flows were as follows (in thousands):

	Changes in Standardized Measure
	For the Years Ended December 31,
	2015	2014
Standardized measure at the beginning of the period	$123,415	$22,386
Changes
Sales and transfers, net of production costs	(17,573)	(19,645)
Net change in sales and transfer prices, net of production costs	(123,284)	186,219
Extensions, discoveries, and improved recovery, net of future production and development costs incurred	116,430	77,207
Changes in future development cost	27,736	54,068
Revisions of quantity estimates	60,431	(199,173)
Accretion of discount	17,076	3,728
Net change in income taxes	(12,715)	(32,448)
Changes in production rates, timing and other	(42,491)	31,073
Aggregate change	25,610	101,029
Standardized measure at the end of period	$149,025	$123,415

Acquired Properties

Unaudited Statements of Revenues and Direct Operating Expenses

(in thousands)

	For the Three Months Ended March 31,
	2016	2015
Revenues	$5,375	$2,622
Direct operating expenses:
Lease operating expenses	1,446	605
Production taxes	335	134
Total direct operating expenses	1,781	739
Revenues in excess of direct operating expenses	$3,594	$1,883

t

Acquired Properties

Notes to the Unaudited Statements of Revenues and Direct Operating Expenses

(Unless otherwise indicated, dollar amounts included in the notes are presented in thousands)

NOTE 1 - Summary of Significant Accounting Policies

Basis of Presentation

On April 19, 2016, Callon Petroleum Company (the “Company”) entered into a definitive purchase and sale agreement (the “Agreement”) with BSM Energy LP, Crux Energy LP, and Zaniah Energy, LP (the “Sellers”) to acquire 17,298 gross (14,089 net) acres primarily located in Howard County, Texas, in the central portion of the Midland Basin (the “Acquired Properties”), for an aggregate purchase price of $220 million in cash and 9,333,333 shares of common stock, subject to customary purchase price adjustments. The acquisition closed on May 26, 2016.

The Acquired Properties were not accounted for as a separate subsidiary or division during the periods presented. Accordingly, complete financial statements under U.S. generally accepted accounting principles (“GAAP”) are not available or practicable to obtain for the Acquired Properties. The Statements of Revenues and Direct Operating Expenses are not intended to be a complete presentation of the results of operations of the Acquired Properties and may not be representative of future operations as they do not include general and administrative expenses, effects of derivative transactions, interest income or expense, depreciation, depletion and amortization, provision for income taxes and other income and expense items not directly associated with revenues from natural gas, natural gas liquids (“NGLs”) and crude oil. The accompanying Statements of Revenues and Direct Operating Expenses are presented in lieu of the full financial statements required under Rule 3-05 of Securities and Exchange Commission (the “SEC”) Regulation S-X.

In the opinion of management, the accompanying unaudited Statements of Revenues and Direct Operating Expenses reflect all adjustments, including normal recurring adjustments, necessary to present fairly the Acquired Properties’ revenues and direct operating expenses for the periods indicated.

Revenue Recognition and Natural Gas Balancing

Revenue is recognized under the entitlement method of accounting in the accompanying Statements of Revenues and Direct Operating Expenses. Under this method, revenue is deferred for deliveries in excess of the Acquired Properties’ net revenue interest, while revenue is accrued for the undelivered volumes. The revenue received from the sale of NGLs is included in natural gas sales. The Acquired Properties had no significant imbalances during the periods presented.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and include amounts incurred to bring crude oil, natural gas, and natural gas liquids to the surface, gather, transport, field process, treat and store same, as well as costs associated with the operation of saltwater disposal wells.

Concentration of Credit Risk

Arrangements for oil and natural gas sales are evidenced by signed contracts with determinable market prices, and revenues are recorded when production is delivered. A significant majority of the purchasers of these products have investment grade credit rating and material credit losses have been rare.

Use of Estimates

The preparation of the Statements of Revenues and Direct Operating Expenses in conformity with GAAP requires estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the respective reporting periods. Actual results may differ from estimates and assumptions used in the preparation of the Statements of Revenues and Direct Operating Expenses.

NOTE 2 - Subsequent Events

No subsequent events have occurred subsequent to December 31, 2015, but before August 3, 2016, the date the Unaudited Statements of Revenues and Direct Operating Expenses were available to be issued, that require consideration as adjustments to or disclosure in the Unaudited Statements of Revenues and Direct Operating Expenses.

NOTE 3 – Contingencies

The activities of the Acquired Properties’ working interest may become subject to potential claims and litigation in the normal course of operations. The Sellers do not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the Properties’ working interests.